Exhibit 99.2

IOS HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

IOS HOLDINGS, INC

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

INDEPENDENT AUDITORS’ REPORT

To the Shareholders of

IOS Holdings, Inc.

We have audited the accompanying consolidated financial statements of IOS Holdings, Inc. (a Delaware corporation) (the Company) and its subsidiaries which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the fair preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IOS Holdings, Inc. and its subsidiaries as of December 31, 2013, and the results of their consolidated statements of operations, changes in stockholder’s equity and cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Postlethwaite & Netterville

Lafayette, Louisiana
April 30, 2014

IOS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2013

ASSETS

Current assets:
Cash and cash equivalents	$510,731
Accounts receivable, net	20,557,557
Other receivables	348,321
Inventory	760,306
Prepaid expenses and other assets	1,398,544

Total current assets	23,575,459

Property, plant and equipment, net (note 3)	50,571,877
Debt issuance costs	2,308,208
Deposits	50,676
Goodwill (notes 1 and 2)	54,768,270
Intangible assets (notes 1 and 2)	43,617,685

Total assets	$174,892,175

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$4,373,014
Accrued expenses and taxes	2,788,273
Current portion of deferred tax liability, net (note 5)	230,771
Current portion of notes payable (note 4)	9,946,888

Total current liabilities	17,338,946

Notes payable, net of current portion (note 4)	98,370,531
Deferred tax liability, net of current portion (note 5)	10,509,939

Total liabilities	126,219,416

Stockholder’s equity (note 6):
Common stock, Class A, par value $100 per share, 280,000 shares authorized; 270,052 shares issued and outstanding	27,052,200
Common stock, Class B, par value $100 per share, 150,000 shares authorized; none issued and outstanding	—
Common stock, Class C, par value $100 per share, 500,000 shares authorized; 111,098 shares issued and outstanding	11,109,800
Additional paid-in-capital (note 7)	12,847,653
Retained earnings (deficit)	(2,336,894)

Total stockholder’s equity	48,672,759

Total liabilities and stockholder’s equity	$174,892,175

The accompanying notes are an integral part of the consolidated financial statement.

IOS HOLDINGS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

Revenues	$106,255,960

Operating expenses
Salary, burden and related expenses (note 7)	48,319,163
Supplies and tools	15,591,385
Depreciation and amortization (note 3)	8,777,471
Other operating expenses	17,796,838

Total operating expenses	90,484,857

Income from operations	15,771,103

Other income (expense)
Interest expense (note 4)	(10,114,677)
Loss on the sale of assets	(66,621)
Management and board fees (note 9)	(1,215,137)
Acquisition related expenses	(1,313,538)

Total other income (expense), net	(12,709,973)

Income before income taxes	3,061,130

Income tax expense (note 5)	1,791,220

Net income	$1,269,910

The accompanying notes are an integral part of the consolidated financial statement.

IOS HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2013

	Common Stock
	Class A		Class B		Class C		Additional
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Retained Earnings	Total

Balance at January 1, 2013	261,984	$26,198,400	—	$—	111,098	$11,109,800	$10,926,353	$(3,606,804)	$44,627,749

Issuance of stock	8,538	853,800	—	—	—	—	1,646,638	—	2,500,438

Stock option awards (note 7)	—	—	—	—	—	—	274,662	—	274,662

Net Income	—	—	—	—	—	—	—	1,269,910	1,269,910

Balance at December 31, 2013	270,522	$27,052,200	—	$—	111,098	$11,109,800	$12,847,653	$(2,336,894)	$48,672,759

The accompanying notes are an integral part of the consolidated financial statement.

IOS HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOW

FOR THE YEAR ENDED DECEMBER 31, 2013

Operating activities
Net income	$1,269,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,777,471
Amortization of deferred issuance costs	469,228
Provision for doubtful accounts	98,568
Non-cash compensation	274,662
Deferred income tax expense	1,296,575
Loss on disposal of assets	66,621
Changes in operating assets and liabilities:
Trade accounts and other receivables	(3,662,023)
Prepaid expenses	453,189
Inventory and other assets	(293,407)
Accounts payable	15,399
Accrued expenses and tax liabilities	(824,810)

Net cash provided by operating activities	7,941,383

Investing activities
Capital expenditures	(11,795,022)
Acquisition of businesses, net of cash and working capital acquired	(6,262,857)

Net cash used in investing activities	(18,057,879)

Financing activities
Proceeds from notes payable	13,062,735
Payments of notes payable	(6,023,865)
Debt issuance costs	(533,628)
Proceeds from issuance of stock	2,500,438

Net cash provided by financing activities	9,005,680

Net decrease in cash and cash equivalents	(1,110,816)
Cash and cash equivalents at beginning of year	1,621,547

Cash and cash equivalents at end of year	$510,731

Non cash transactions:
Non-cash note payable, related to OTI transaction	$2,600,000
Non-cash in-kind PIK interest	$951,823
Supplemental disclosure:
Interest paid	$8,042,267
Income tax paid	$325,620

The accompanying notes are an integral part of the consolidated financial statement.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	Nature of Business and Significant Accounting Policies

Nature of Business

IOS Holdings, Inc. (Holdings) and its wholly-owned subsidiary, IOS Acquisitions, Inc. (Acquisition) (collectively, the Company), were formed on December 2, 2010 and incorporated under the laws of the State of Delaware. On December 27, 2012, the shareholders of IOS Holdings, Inc. exchanged their shares in Holdings for an equal number of membership units in IOS Holding Company, LLC (the Parent). As of December 31, 2013, the Parent owns 97.8% of the outstanding shares of Holdings.

On January 14, 2011, the Company acquired all of the outstanding membership units of IOS/PCI, LLC (IOS/PCI), a Louisiana-based company providing non-destructive testing (NDT), inspection and cleaning services for oil country tubular goods (OCTG) and drill tools, from locations in Louisiana, Texas and Pennsylvania.

On May 31, 2011, the Company acquired all of the outstanding common shares of Mike’s Pipe Inspection, Inc. (MPI), a Kansas-based company providing mobile, on-site NDT, inspection and related services on drill tools, drill pipe, casing and other tubular goods, from locations in Kansas, Texas, West Virginia and Pennsylvania.

On September 16, 2011, the Company acquired substantially all of the assets of Don Thorpe, Inc. (DTI), a Texas-based provider of inspection, cleaning and storage services for used tubing.

On January 31, 2012, the Company acquired all of the outstanding membership units of Castronics, LLC (Castronics), a Nebraska-based company providing OCTG threading, repair and storage services to pipe mills, distributors and oil and gas companies operating in the Rocky Mountains and Upper Midwest.

On September 26, 2012, the Company acquired all of the outstanding common shares of Permian NDT, Inc. (Permian), a Texas-based company providing NDT examinations of various metals, ceramics, plastics, fiberglass composites, and concrete used in the transportation, refining, and production of oil and gas products as well as in nuclear, civil infrastructure and defense industries. On December 28, 2012, the Company issued a dividend to its parent company, IOS Holding Company, LLC (Parent), to transfer the common shares of Permian to the Parent. As of December 31, 2013, the Company did not have any equity interest related to Permian and therefore the financial statements presented herein exclude the operations of Permian.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	Nature of Business and Significant Accounting Policies (continued)

Nature of Business (continued)

On December 27, 2012, the Company acquired all of the outstanding common shares of James Clark Inspections, Inc. (JCI), a Texas-based provider of NDT, inspection and repair services for drill tools, drill pipe and other tubular products and specialty fabrication and machine shop services for a variety of oil and gas customers.

On December 27, 2012, the Company acquired substantially all of the assets of Xxtreme Pipe Services, LLC (Xxtreme), a Texas-based provider of OCTG NDT, inspection, threading, repair and storage services for oil and gas companies, manufacturers and distributors.

On November 1, 2013, the Company acquired all of the outstanding common shares of OTI Operating Inc. (OTI), an Oklahoma-based company providing mobile, on-site NDT, inspection and related services on drill pipe and casing.

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of IOS Holdings, Inc. and its wholly-owned subsidiary, IOS Acquisitions, Inc., and IOS Acquisitions, Inc.’s wholly owned subsidiaries, IOS/PCI, LLC, Mike’s Pipe Inspection, Inc., Castronics, LLC, James Clark Inspections, Inc., and OTI Operating Inc. All material intercompany transactions and balances have been eliminated.

Basis of Accounting

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	Nature of Business and Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents are defined by the Company as holdings of highly liquid investments with original maturities of three months or less. The Company periodically maintains cash at financial institutions in excess of federally insured limits. The Company has not experienced any losses and does not believe that significant credit risk exists as a result of this practice.

Accounts Receivable and Revenue Recognition

Accounts receivable arise in the normal course of business of inspection and related services. The Company ages its trade receivables using the invoice date. The Company has established an allowance for doubtful accounts based upon a progressively increasing reserve percentage corresponding to the age of the receivable. Accounts receivable are written off when the account is deemed uncollectible. As of December 31, 2013, the Company had an allowance for doubtful accounts of approximately $402,000.

Revenues are recognized upon completion of services rendered. As of December 31, 2013, the Company had accrued approximately $1,199,000, of unbilled revenue related to services provided but not yet invoiced.

Goodwill

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other (ASC 350). Goodwill is initially measured as the excess of the cost of an acquired business over the fair value of the identifiable net assets acquired. The Company does not amortize goodwill but rather reviews the carrying value for impairment annually, and whenever an impairment indicator is identified.

The measurement of goodwill impairment requires management to make estimates of cash flows as well as other fair value determinations. If the fair value of the Company’s assets and liabilities is less than its book value, an impairment loss is recorded to write down the goodwill to estimated fair value. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. It has been determined that no impairment of goodwill exists as of December 31, 2013.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	Nature of Business and Significant Accounting Policies (continued)

Intangibles and Other Long-Term Assets

Intangible assets other than goodwill include customer relationships, non-compete agreements and trade names resulting from the acquisitions of IOS/PCI, MPI, Castronics, JCI, Xxtreme, and OTI. The customer relationships, non-compete agreements and trade names were valued based on an independent valuation using the Company’s estimate of the future value to be derived from these intangibles under the excess earnings method, the probability adjusted lost cash flows method and the relief from royalty method.

The Company amortizes customer relationships over their estimated useful lives of 15 to 20 years. The Company amortizes non-compete intangibles over their estimated useful lives of 2 to 5 years. The Company amortizes trade names over their estimated useful lives of 1 to 5 years.

The Company evaluates the recoverability of its identifiable intangible assets at least annually or whenever events or changes in circumstances indicate that its intangible assets’ carrying amounts may not be recoverable. Such circumstances could include, but are not limited to, a significant decrease in the market value of an asset, a significant adverse change in the extent or manner in which an asset is used, or an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The carrying value of an identifiable intangible asset is considered impaired when its carrying value exceeds its fair value. In such an event, an impairment loss is recognized equal to the amount of that excess. The evaluation of intangible asset impairment requires the Company to make assumptions about future cash flows, discounted at a rate commensurate with the risk involved, over the estimated useful life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. It has been determined that no impairment of the identifiable intangible assets exists as of December 31, 2013.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	Nature of Business and Significant Accounting Policies (continued)

Intangibles and Other Long-Term Assets (continued)

Amortization expense (exclusive of debt issuance costs) was approximately $4,087,545 for the year ended December 31, 2013. Intangible assets consist of the following at December 31, 2013:

	Gross Amount	Accumulated Amortization	Net Balance
Customer relationships	$43,790,000	$4,222,726	$39,567,274
Trade names	1,835,000	967,340	867,660
Non-compete agreements	5,000,000	1,817,249	3,182,751

Total	$50,625,000	$7,007,315	$43,617,685

Debt issuance costs are amortized primarily using the effective interest method over the life of the related debt agreements with a weighted average useful life of 5 years. Amortization of debt issuance costs is recorded in interest expense. As part of the November 2013 acquisition of OTI and related additional financing, the Company added $533,628 of debt issuance costs. Future amortization of these intangibles assets is expected to be as follows over the next five years: 2014, $4,251,756; 2015, $4,180,513; 2016, $3,817,207; 2017, $3,477,745 and 2018, $2,917,204.

Property, Plant, and Equipment

Property, plant and equipment are stated at cost. Expenditures for property and equipment and items that substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred. The cost and related accumulated depreciation of property and equipment disposed of are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets capitalized. Depreciation is computed on the straight-line method for financial reporting purposes using the following estimated useful lives:

Buildings and improvements	15 to 30 years
Machinery, equipment and vehicles	2 to 15 years
Furniture and fixtures	2 to 15 years

There was no interest capitalized in the year ended December 31, 2013.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	Nature of Business and Significant Accounting Policies (continued)

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. The measurement of a deferred tax asset is reduced, if necessary, by a valuation allowance if it is more-likely-than-not that some portion or the entire deferred tax asset will not be realized.

ASC 740, Income Taxes (ASC 740), prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return as well as guidance on de-recognition, classification, interest and penalties and financial statement reporting disclosures. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

The Company recognizes interest and penalties accrued on any unrecognized tax exposures as a component of income tax expense. The Company does not have any amounts accrued relating to interest and penalties as of December 31, 2013.

Stock Based Compensation

Stock-based compensation expense is based on the estimated grant-date fair value of all stock-based awards, net of an estimated forfeiture rate, over the requisite service period of the awards, which is generally equivalent to the vesting term. Stock-based compensation expense is recorded only for those awards expected to vest. The Company will periodically revise the estimated forfeiture rate if actual forfeitures differ from the estimates.

Excess tax benefits from the exercise of stock options will be recorded as financing cash flows. For the year ended December 31, 2013, no excess tax benefits were reported in the statement of cash flows as the Company was in a net operating loss carryforward position. No stock options were exercised during 2013.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

2.	Acquisition

On November 1, 2013, the Company acquired all of the outstanding common shares of OTI Operating Inc. (OTI), an Oklahoma-based company providing mobile, on-site NDT, inspection and related services on drill pipe and casing. The Company paid approximately $9.3 million for the purchase of OTI, including consideration of the settlement of amounts post acquisition. Identifiable intangible assets include goodwill of approximately $1 million and other amortizable intangibles, such as trademarks, non-compete agreements and customer relationships, of approximately $4.9 million. The other assets acquired in the transaction included working capital and property, plant and equipment.

3.	Property, Plant, and Equipment

As of December 31, 2013, property, plant and equipment consisted of the following:

	Life
Land and land improvements		$5,400,298
Building and leasehold improvements	15 – 30 years	18,069,051
Machinery, equipment, and vehicles	2 – 15 years	34,221,323
Furniture and fixture	2 – 15 years	211,190
Construction in progress		780,634

Total		58,682,496
Less: accumulated depreciation		(8,110,619)

Net property, plant, and equipment		$50,571,877

Property, plant, and equipment are pledged as collateral on notes payable.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

4.	Notes Payables

As of December 31, 2013, outstanding notes payable consisted of a senior revolving loan (with $2,138,000 drawn), a senior term loan (with an original amount of $57.5 million) and a mezzanine loan (with an original amount of $40.0 million and an amended additional amount of $4.925 million). The Company also had access to a senior capital expenditures loan (with borrowings of $4.7 million). These credit facilities were entered into on December 27, 2012 in connection with the acquisitions of JCI and Xxtreme and the refinancing of the existing credit facilities, and amended on November 1, 2013 in connection with the acquisition of OTI. A summary of the outstanding long-term debt as of December 31, 2013 is as follows:

Senior revolving loan, with maximum borrowings of $7,500,000, payable on demand, monthly interest payments based on a combination of LIBOR plus 4.5% or prime plus 3.5% (as of December 31, 2013, the applicable rate was 6.75%), maturity of December 27, 2017, secured by Company assets.	$2,138,000

Senior capital expenditures loan, with original principal amount of $4,700,000, monthly interest payments based on LIBOR plus 4.75% or prime plus 3.75% (as of December 31, 2013, the applicable rate was 5.75%), quarterly principal payments of $235,000 beginning in March 2014, maturity of December 27, 2017, secured by Company assets.	4,700,000

Senior term loan, with original principal amount of $57,500,000, monthly interest payments based on LIBOR plus 4.75% or prime plus 3.75% (as of December 31, 2013, the applicable rate was 7%), quarterly principal payments beginning in March 2013, with amounts ranging from $1,437,000 to $1,796,875, maturity of December 27, 2017, secured by Company assets.	51,750,000

Note payable, financing insurance premiums, payable over 12 months with a maturity of October 1, 2014, with an interest of 3.39%, unsecured.	1,052,016

Note payable, secured by equipment, monthly payment of $5,573, payable over 36 months with a maturity of November 5, 2016, with fixed interest rate of 0.0%.	189,470

Note payable to previous owners of OTI, at fixed rate of 8% per annum, commencing on November 1, 2013, due November 1, 2015, unsecured.	2,600,000

Mezzanine notes, with original principal amount of $40,000,000, monthly interest payments of 12% cash and quarterly variable PIK rate currently at 3.5% at December 31, 2013, no amortization, maturity of June 26, 2018. Interest accruing to principal as of December 31, 2013 was $125,035. Effective November 1, 2013, PIK rate is based on the total leverage calculation at the end of the prior quarter.	45,887,933

Total notes payable	108,317,419
Less: current maturities of notes payable	(9,946,888)

Long-term notes payable	$98,370,531

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

4.	Notes Payables (continued)

Maturities on notes payable due in future years as of December 31, 2013 are as follows:

	Year Ending
	2014	2015	2016	2017	Total
Senior revolving loan	$2,138,000	$—	$—	$—	$2,138,000
Senior capex loan	940,000	940,000	940,000	1,880,000	4,700,000
Senior term loan	5,750,000	7,187,500	7,187,500	31,625,000	51,750,000
Note payable (insurance)	1,052,016	—	—	—	1,052,016
Note payable (equipment)	66,872	66,872	55,726	—	189,470
Note payable (OTI)	—	2,600,000	—	—	2,600,000
Mezzanine notes	—	—	—	45,887,933	45,887,933

	$9,946,888	$10,794,372	$8,183,226	$79,392,933	$108,317,419

Also as described above, the Company’s considers that the carrying value of the notes payable reflected the estimated fair value as of December 31, 2013.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

5.	Income Taxes

The Company follows the provisions of ASC Topic 740 which provides for recognition of deferred tax assets and liabilities for deductible temporary timing differences, operating loss carryforwards, and tax credit carryforwards, net of a valuation allowance for any asset for which it is more-likely-than-not will not be realized in the Company’s tax return.

The components of deferred income taxes were as follows as of December 31, 2013:

Deferred Tax Liabilities:
Intangible assets	$(5,281,340)
Fixed assets	(5,584,338)
Section 481 adjustment	(497,830)
Prepaid expenses	(456,908)

Deferred tax liabilities, total	(11,820,416)

Deferred Tax Assets:
Net operating loss	252,775
Contributions carryover	12,914
Accrued liabilities and stock compensation	659,184
Bad debt allowance	154,833

Deferred tax assets, total	1,079,706

Deferred tax liability, net	$(10,740,710)

Current tax liability included in accrued expenses as of December 31, 2013 was $406,261. The composition of income tax expense for the year ended December 31, 2013 was as follows:

Current	$494,643
Deferred	1,296,577

Income tax expense	$1,791,220

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

5.	Income Taxes (continued)

The reconciliation of elements of income tax expense provided for the year ended December 31, 2013 was as follows:

Amount using statutory rate	$1,040,784
State related income taxes	304,523
Impact of effective rate change on deferred items	(153,130)
Nondeductible costs	175,054
Transaction costs	394,956
Other	29,033

Income tax expense	$1,791,220

As of December 31, 2013, the Company had concluded that there were no material uncertain tax positions. As of the date of this report, the Company has filed the applicable extensions related to its Federal and/or state income tax returns for fiscal year 2013. Federal, state, and local taxing authorities generally have the right to examine and audit the 2011 and 2012 tax returns filed.

6.	Stockholder’s Equity

IOS Holdings, Inc. (Holdings) has three classes of stock as follows:

Common stock, Class A, par value $100 per share: Holdings has authorized 280,000 shares. As of December 31, 2013, 270,052 shares were issued and outstanding. These are voting shares.

Common stock, Class B, par value $100 per share: Holdings has authorized 150,000 shares. As of December 31, 2013, no shares were issued and outstanding. These are non-voting shares. These shares are used for stock-based compensation awards.

Common stock, Class C par value $100 per share: Holdings has authorized 500,000 shares. As of December 31, 2013, 111,098 shares were issued and outstanding. These are voting shares.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

6.	Stockholder’s Equity (continued)

On December 27, 2012, the shareholders of IOS Holdings, Inc. exchanged their shares in Holdings for an equal number of membership units in IOS Holding Company, LLC (Parent). As of December 31, 2013, the Parent owns 97.8% of the outstanding shares of the Holdings. As described in note 7, stock options have been issued by Holdings.

7.	Stock Compensation

During 2011, the Company established the 2011 Equity Incentive Plan (the Stock Option Plan) whereby employees, consultants and directors of the Company and its affiliates are eligible to be granted stock options. As of December 31, 2013, a total of 150,000 authorized shares of the Company’s Class B common stock are reserved under the Stock Option Plan. Stock options are granted at exercise prices not less than the fair value of the stock at the date of grant. The Company determines fair value through internal valuations based on historical financial and projected information, and if available, independent valuations of the Company’s common shares.

Options vest a) over a service period of 4 years (tenured options) or b) upon meeting certain performance thresholds in a disposition event as defined in the Stock Option Plan agreement (disposition options). Options expire ten years from the date of grant. As of December 31, 2013, the Company had 15,110, tenured options outstanding with strike prices ranging from $100 to $240 per share, which will expire on various dates through 2021. As of December 31, 2013, the Company had 14,110, disposition options outstanding with strike prices ranging from $100 to $240 per share, which will expire on various dates through 2023. No compensation expense is recognized in the financial statements for the disposition options.

The fair value of tenured options is estimated as of the date granted using the Black-Scholes model with the following weighted average assumptions used as of December 31, 2013:

Dividend yield	-0-%
Expected volatility	50.23%
Risk free interest rate	2.15%
Expected life (in years)	10 years

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

7.	Stock Compensation (continued)

For the year ended December 31, 2013, the Company recognized approximately $274,700, of compensation expense related to its stock option program. As of December 31, 2013, there was approximately $638,000, of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Stock Option Plan. The remaining cost is expected to be recognized over a weighted-average period of 2 years. A summary of the status of the Company’s tenured stock options for the year ended December 31, 2013 was follows:

	Number of Shares	Exercise Price Range	Average Exercise Price
Outstanding, January 1, 2013	13,609	$100 - $211.24	$138.03
Granted	1,875	$232.41 - $239.97	$235.43
Forfeited	(374)	$100	$100.00
Exercised	—	—	—

Outstanding, December 31, 2013	15,110		$151.06

8.	Concentration Risk

At December 31, 2013, the balance due from the top five customers accounted for approximately $5,218,000 or 32% of the accounts receivable balance, and sales to the top five customers represented approximately $29,500,000 or 43% of the Company’s revenues for the year ended December 31, 2013.

Changes in the relationship with any of these customers could materially and adversely affect the Company’s financial performance.

IOS HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

9.	Related Party Transactions

For the year ended December 31, 2013, the Company paid approximately $548,000, for management fees and reimbursable expenses to a company related to its majority stockholder. The management fee agreement relates to supervisory and business planning services provided to the Company and required the payment of an annual management fee of $475,000 in 2013, plus reimbursement of all reasonable expenses incurred in the performance of such services and transactions. The management agreement will continue until the majority stockholder no longer holds common stock in the Company. For the year ended December 31, 2013, the Company paid $450,000 to a Board Member as part of a contract services agreement entered into with the acquisition of Xxtreme. This agreement was fulfilled in its entirety in 2013.

10.	Commitments and Contingencies

Operating Leases. At December 31, 2013, the Company was obligated under various non-cancelable operating leases for a number of properties. Certain leases contain escalation clauses providing for increased rentals if extended. Rent expense for operating leases was approximately $2,936,987 for the year ended December 31, 2013. Future minimum lease payments as of December 31, 2013 were as follows:

2014	$1,201,230
2015	938,110
2016	831,506
2017	676,536
2018	60,512

$3,707,894

Bonus Compensation Arrangements. Annual discretionary performance bonuses, including those governed by employment agreements with certain members of management, are determined and authorized at the discretion of the Company’s Board of Directors.

11.	Subsequent Events

Management has evaluated subsequent events through the date that the financial statements were available to be issued, April 30, 2014, and determined that there were no subsequent events requiring disclosure.